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                                                                      Exhibit 10

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in this Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 333-111815) and under the Investment Company Act of 1940 (File No. 811-21486) of Merrill Lynch Real Investment Fund, and to the use of our reports, dated March 15, 2004, with respect to the statement of assets and liabilities of Merrill Lynch Real Investment Fund as of March 10, 2004 and the statement of assets and liabilities of Master Real Investment Trust as of March 10, 2004.

                                         /s/ Ernst & Young LLP

MetroPark, New Jersey
March 19, 2004